PROMISSORY NOTE

                               INSTALLMENT CREDIT
                       Secured Pursuant to Loan Agreement


$1,500,000 Maximum Installment Credit                        January 01, 2007
Subject to Increase Pursuant to Loan Agreement

         For value received, the undersigned, Sencera, LLC, a North Carolina limited liability company ("Maker"), hereby promises to pay to XsunX, Inc., a Colorado corporation ("Holder"), or order at such place or to such other party or parties as Holder may from time to time designate, the principal sum of all credit extensions made by Holder under the Loan Agreement (as defined below), in lawful money of the United States of America, with accrued interest thereon at the rate of ten percent (10%) per annum, compounded annually on the basis of a 365 day year. The unpaid principal balance and all unpaid interest accrued thereon shall be due and payable on the seventh (7th) anniversary of the date hereof, except as otherwise set forth herein or in the Loan Agreement (as defined below).

         Holder shall make credit extensions under this Promissory Note ("Note") from time to time in lawful money of the United States of America on the terms and conditions set forth in that certain Loan Agreement of even date herewith by and among Maker, as Debtor, and Holder, as Lender (the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. This Note is secured pursuant to the Loan Agreement.

         The maximum principal credit extension under the Loan Agreement shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) in lawful money of the United States of America, subject to increase pursuant to the Right of First Offer or otherwise as set forth in the Loan Agreement. Any Default under the Loan Agreement shall be a breach hereunder, allowing Holder to, among its other remedies, accelerate this Note in accordance with the terms and conditions set forth in the Loan Agreement.

         This Note shall be subject to the payment provisions and the conversion provisions, as set forth in the Loan Agreement, by which this Note may be deemed to be paid and discharged in full.

         Maker may at any time, and from time to time, prepay the principal and/or interest outstanding hereunder, in whole or in part, without penalty. Such prepayment shall be made in lawful money of the United States of America to the address provided by Holder for such purposes or at such other place as the holder hereof may designate from time to time.

         Any delay by Holder or its assignee in exercising, or the failure to exercise, any rights under this Note shall not constitute a waiver of any of Holder's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Holder of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Holder. All of Holder's remedies in connection with this Note or under applicable law shall be cumulative, and Holder's exercise of any one or more of those remedies shall not constitute an election of remedies.


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         If this  Note is not paid (or  deemed to have  been  paid  pursuant  to permissible offset or as otherwise set forth in the Loan Agreement) when due, whether at maturity or by acceleration, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and costs in accordance with the terms and conditions set forth in the Loan Agreement.

         Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agrees that this Note, or any payment thereunder, may be extended from time to time without affecting the liability of Maker. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the undersigned.

Maker and Holder shall only assign their respective rights and obligations under this Note in the manner set forth in the Loan Agreement. To the extent that this Note may be assigned by either Maker or Holder, it shall inure to and bind the heirs, legal representatives, successors and assigns of Maker, Holder and their respective successors and permitted assigns.

         No single or partial exercise of any power hereunder shall preclude any other or further exercise thereof or the exercise of any other power. The release of any party liable under this Note shall not operate to release any other party liable hereon. Time is of the essence of this Note.

         All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount, if any, paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, for any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Holder shall ever receive an amount which would be excessive interest, the same shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and Holder.

This Note, along with the Loan Agreement, including all exhibits, constitutes the entire agreement of the parties in relation to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof without reference to application of choice of law rules or principles. Venue in any action arising hereunder shall lie exclusively in Orange County, California. Any litigation shall be brought and litigated in the state courts of California or in the United States District Court(s) servicing California



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                        Maker:

                       Sencera, LLC, a North Carolina limited liability company



                       By: _______________________________
                           Rusty Jewett, President and Manager